Exhibit 99.1

Tidewater to Participate at the Goldman Sachs Global Energy Conference 2008

NEW ORLEANS, January 11, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, Executive Vice President, will participate in a panel discussion on “Global Shallow Water Markets” at the Goldman Sachs Global Energy Conference 2008 in Las Vegas, Nevada, on Thursday, January 17, 2008, at approximately 3:30 p.m. PST (5:30 p.m. CST, 6:30 p.m. EST).

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.

1